UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of Earliest Event Reported) June 27, 2011

California Pizza Kitchen, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31149	95-4040623
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6053 West Century Boulevard, 11th Floor

Los Angeles, California 90045-6438

(Address of Principal Executive Offices) (Zip Code)

(310) 342-5000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

As previously disclosed, four putative class action lawsuits were filed in the Los Angeles County Superior Court and the Delaware Court of Chancery (the “Merger Litigation”). The Merger Litigation relates to the Agreement and Plan of Merger, dated as of May 24, 2011 (the “Merger Agreement”), by and among California Pizza Kitchen, Inc., a Delaware corporation (the “Company”), CPK Holdings Inc., a Delaware corporation, (“Parent”), and CPK Merger Sub Inc., a Delaware corporation (“Purchaser”). The complaints filed with respect to the Merger Litigation name as defendants the members of the Board of Directors of the Company, as well as the Company, Parent and Purchaser.

On June 27, 2011, solely to avoid the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, the parties to the actions pending in the Delaware Court of Chancery and Los Angeles County Superior Court signed a memorandum of understanding regarding a proposed settlement of all claims asserted in the actions related to the transactions contemplated by the Merger Agreement. This memorandum of understanding provides, among other things, that the parties will seek to enter into a stipulation of settlement which provides for the release of all asserted claims. The asserted claims will not be released until such stipulation of settlement is approved by the court. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the court will approve such settlement even if the parties were to enter into such stipulation. Additionally, as part of the memorandum of understanding, the Company has agreed to make certain additional disclosures related to the proposed merger, which are set forth below. Finally, in connection with the proposed settlement, plaintiffs intend to seek, and the defendants have agreed to pay, an award of attorneys fees and expenses in an amount to be determined by the Los Angeles County Superior Court. This payment will not affect the amount to be paid to Company stockholders pursuant to the terms of the Merger Agreement.

The additional disclosures in this Current Report on Form 8-K supplement the disclosure contained in the Schedule 14D-9 filed by the Company with the Securities Exchange Commission (“SEC”) on June 8, 2011 and mailed to the Company’s stockholders on or about June 8, 2011 (as amended, the “Schedule 14D-9”), and should be read in conjunction with the disclosures contained in the Schedule 14D-9. Nothing in this Current Report on Form 8-K, the memorandum of understanding or any stipulation of settlement shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Schedule 14D-9.

The following additional disclosures supplement the existing disclosures contained under the caption “Item 4. The Solicitation or Recommendation—Background of the Offer and Merger; Reasons for Recommendation—Background of the Offer and Merger” beginning on page 12 of the Schedule 14D-9:

•	All of the 31 parties contacted by Moelis were financial buyers.

•

On April 22, Moelis representatives received non-binding initial indications of interest from ten parties at values ranging from $20.00 to $24.00 per share, and with a median value of approximately $22.00 per share.

•	Both Bidder A and Bidder B were financial buyers.

•

Representatives of Moelis noted that an announcement of the termination of the sale process would likely result in a decline of the market price of the Company Common Stock. Moelis representatives also noted that an announcement of an alternative transaction structure would likely not completely offset the decline of the market price of the Company Common Stock. Moelis representatives further noted that an announcement of the Company’s decision to terminate the sale process would likely subject the Company’s management to increased scrutiny by the stockholders of the Company as to whether management was delivering greater value than could have been achieved in a potential sale transaction.

•	The Company Board considered not proceeding with the potential sales process and also discussed with its financial advisor possible alternative transactions, such as a stock repurchase.

•

On July 22, another interested party, Bidder C, also a financial buyer, sent a letter to Moelis indicating that Bidder C was considering making a bid between $17.50 and $18.50 per share, conditioned upon satisfaction of due diligence and obtaining necessary financing.

•

At that time, rather than pursuing a sale of all of the outstanding shares of the Company Common Stock for less than $20.00, the Company Board continued to explore the potential for strategic alternatives.

•

Representatives of Moelis prepared analyses of Bidder C’s proposal which valued the proposal at between $19.91 to $22.49 per share using a 2010 EBITDA multiple ranging from 7.5x to 9.5x and between $20.04 to $22.84 per share using a 2011 EBITDA multiple ranging from 7.0x to 9.0x.

•

The Company Board discussed with representatives of Moelis, L&W and RLF factors to consider with respect to Bidder C’s proposal, including the valuation of the Company, the potential value of the 25% of Company Common Stock not acquired in the proposed self-tender and the fact that such a transaction would constitute a change of control of the Company.

•

In connection with the discussion of the valuation of the Company, Mr. Rosenfield provided his view that 2014 EBITDA of $90.9 million was achievable, subject to execution risks and the other items noted under “Item 8. Additional Information—Certain Company Projections” of the Schedule 14D-9.

•	At that same meeting, the Special Committee also noted that Messrs. Rosenfield and Flax had indicated that they would not be supportive of the current proposal from Bidder C.

•	Thereafter, Bidder C withdrew from the strategic review process.

•

In addition, Moelis representatives noted that another potential interested private equity bidder, Bidder E, had called Moelis representatives to indicate its interest in a transaction with the Company.

•	On January 18, Moelis received a non-binding letter of interest from another potential private equity bidder, Bidder F, to acquire all of the outstanding Company Common Stock for $19.00 per share.

The following additional disclosures supplement the existing disclosures contained under the caption “Item 4. The Solicitation or Recommendation—Background of the Offer and Merger; Reasons for Recommendation—Opinion of the Company’s Financial Advisor” beginning on page 30 of the Schedule 14D-9:

•

The range of multiples from 5.0x to 6.5x to the Company’s adjusted EBITDA for the LTM ended April 3, 2011 used by Moelis to derive a reference range of equity value per share for the Company Common Stock was selected based on Moelis’ professional judgment and its comparison of relevant operating metrics (such as comparable store sales for the latest fiscal year and LTM EBITDA margins) of the Company and each of the Core Selected Companies and the Other Selected Companies.

•

The range of multiples from 5.0x to 7.0x to the Company’s adjusted EBITDA for the LTM ended April 3, 2011 used by Moelis to derive a reference range of equity value per share for the Company Common Stock was selected based on Moelis’ professional judgment based on the long-term prospects of the target companies in each of the Primary Selected Transactions and the Secondary Selected Transactions as compared to the Company.

•

To calculate unlevered free cash flow, Moelis utilized a traditional discounted cash flow methodology, which included deducting, from adjusted EBITDA, depreciation & amortization expenses, pre-opening costs, labor litigation costs, store closure costs, stock-based compensation expenses and taxes based on a marginal tax rate of 27.9%. Moelis then added back depreciation & amortization expenses and stock-based compensation expenses, and deducted capital expenditures and the excess of cash rent expenditures over GAAP rent expenses to estimate unlevered free cash flow. Moelis was advised by the Company’s management not to consider projected changes in net working capital in calculating unlevered free cash flow for purposes of its discounted cash flow analysis of the Company. Calculating unlevered free cash flow involves assumptions and estimates which may or may not turn out to be correct. Moelis elected to use a range of terminal EBITDA multiples from 4.75x to 5.25x based on a number of factors, including, but not limited to, the perpetuity growth rate implied by the terminal multiples and historical trading multiples for the Company and certain companies identified under the caption “—Selected Publicly Traded Companies Analysis.” Moelis derived the terminal value of the Company in its discounted cash flow analysis using the projected adjusted EBITDA for the fiscal year ending December 31, 2015 included in the Projections.

•

Other than serving as exclusive financial advisor to the Company in connection with the Offer, the Merger and the related negotiations and transaction process, Moelis has not provided any services to the Company or its affiliates during the past two years.

The following additional disclosures supplement the existing disclosures contained under the caption “Item 8. Additional Information—Certain Company Projections” beginning on page 43 of the Schedule 14D-9:

•

In addition, to facilitate Moelis’ calculation of unlevered free cash flow for purposes of its discounted cash flow analysis, the Company supplementally provided to Moelis and Golden Gate Private Equity a projection of the annual excess of cash rent expenditures over GAAP rent expenses during the period covered by the Projections. Such excess was forecast to be approximately $4.5 million in 2011, approximately $4.8 million in 2012, approximately $4.6 million in 2013, approximately $4.4 million in 2014 and approximately $4.2 million in 2015. Also to facilitate Moelis’ calculation of unlevered free cash flow for purposes of its discounted cash flow analysis, the Company supplementally provided to Moelis a projection of the annual capital expenditures net of tenant improvement allowance. Such capital expenditures net of tenant improvement allowance was forecast to be approximately $28.2 million in 2011, approximately $28.3 million in 2012, approximately $32.1 million in 2013, approximately $36.2 million in 2014 and approximately $40.4 million in 2015.

•

The Company’s management did not provide or calculate cash flow or unlevered free cash flow estimates as part of the Projections. However, the Company was informed by Moelis that the Projections set forth above were some of the key inputs utilized by Moelis in calculating unlevered free cash flows for purposes of its discounted cash flow analysis. See “Item 4. The Solicitation or Recommendation—Opinion of the Company’s Financial Advisor—Financial Analyses—Discounted Cash Flow Analysis.”

Notice to Investors

This document is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of the Company’s common stock is being made pursuant to an offer to purchase and related materials that affiliates of Golden Gate Capital filed with the Securities and Exchange Commission. Affiliates of Golden Gate Capital have filed a tender offer statement on Schedule TO with the Securities and Exchange Commission in connection with the commencement of the offer, and the Company has filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement, including any amendments thereto, contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials will be sent free of charge to all stockholders of the Company when available. In addition, all of these materials (and all other materials filed by the Company with the Securities and Exchange Commission) are available at no charge from the Securities and Exchange Commission through its website at www.sec.gov. Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents may be obtained by directing such requests to MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, Toll-Free telephone 800-322-2885. Investors and security holders may also obtain free copies of the documents filed with the Securities and Exchange Commission by the Company by contacting Investor Relations at 6053 W. Century Blvd., Suite 1100, Los Angeles, CA 90045, Phone 310-342-5000 or cpkinfo@cpk.com.

Additional Information about the Merger and Where to Find It

In connection with the potential one-step merger, the Company has filed a proxy statement with the Securities and Exchange Commission. Additionally, the Company would file other relevant materials with the Securities and Exchange Commission in connection with the proposed acquisition of the Company by an affiliate of Golden Gate Capital pursuant to the terms of an Agreement and Plan of Merger by and among the Company, CPK Holdings Inc. and CPK Merger Sub Inc. The materials to be filed by the Company with the Securities and Exchange Commission may be obtained free of charge at the Securities and Exchange Commission’s web site at www.sec.gov. Free copies of the proxy statement may be obtained by directing such requests to MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, Toll-Free Telephone: 800-322-2885. Investors and security holders may also obtain free copies of the proxy statement by contacting the Company’s Investor Relations Department at 6053 W. Century Blvd, Suite 1100, Los Angeles, CA 90045, telephone number 310-342-5000 or cpkinfo@cpk.com. Investors and security holders of the Company are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

The Company and its respective directors, executive officers and other members of its management and employees, under the Securities and Exchange Commission rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s proxy statement for its 2010 annual meeting of stockholders, the Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended January 2, 2011 and the proxy statement and other relevant materials which may be filed with the Securities and Exchange Commission in connection with the merger when and if they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available. Additional information regarding the Company’s directors and executive officers is also included in the Company’s proxy statement for its 2010 annual meeting of stockholders and is included in the Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended January 2, 2011 containing Part III information.

Forward-Looking Statements

This report contains forward-looking statements relating to the potential acquisition of California Pizza Kitchen, Inc. by an affiliate of Golden Gate Capital. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The actual results of the transaction could vary materially as a result of a number of factors, including: uncertainties as to how many of the Company’s stockholders will tender their stock in the offer; the possibility that competing offers will be made; and the possibility that various closing conditions for the transaction may not be satisfied or waived. Other factors that may cause actual results to differ materially include those set forth in the reports that we file from time to time with the Securities and Exchange Commission, including our annual report on Form 10-K and Form 10-K/A for the fiscal year ended January 2, 2011 and quarterly and current reports on Form 10-Q and 8-K. These forward-looking statements reflect the Company’s expectations as of the date of this report. The Company undertakes no obligation to update the information provided herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Pizza Kitchen, Inc.

Date:	June 28, 2011	By:	/s/ Richard L. Rosenfield
		Name:	Richard L. Rosenfield
		Title:	Co-Chairman of the Board, Co-Chief Executive Officer, and Co-President

		By:	/s/ Larry S. Flax
		Name:	Larry S. Flax
		Title:	Co-Chairman of the Board, Co-Chief Executive Officer, and Co-President